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                   Exhibit 3.3 Amended Bylaws of SierraWest Bancorp



                                 AMENDED AND RESTATED
                                      BYLAWS OF

                                 SIERRAWEST BANCORP,
                               a California Corporation

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
                                  TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
Article I.   Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

             Section 1.    Principal Executive Office. . . . . . . . . . . . . 1
             Section 2.    Other Offices . . . . . . . . . . . . . . . . . . . 1

Article II.  Meetings of Shareholders. . . . . . . . . . . . . . . . . . . . . 1

             Section 1.    Place of Meetings . . . . . . . . . . . . . . . . . 1
             Section 2.    Annual Meetings . . . . . . . . . . . . . . . . . . 1
             Section 3.    Special Meetings. . . . . . . . . . . . . . . . . . 1
             Section 4.    Notice of Meetings. . . . . . . . . . . . . . . . . 2
             Section 5.    Manner of Giving Notice . . . . . . . . . . . . . . 2
             Section 6.    Quorum of the Shareholders. . . . . . . . . . . . . 2
             Section 7.    Adjourned Meeting and Notice Thereof. . . . . . . . 3
             Section 8.    Voting. . . . . . . . . . . . . . . . . . . . . . . 3
             Section 9.    Validation of Defectively Called or
                           Noticed Meetings. . . . . . . . . . . . . . . . . . 4
             Section 10.   Action Without Meeting. . . . . . . . . . . . . . . 4
             Section 11.   Proxies . . . . . . . . . . . . . . . . . . . . . . 4
             Section 12.   Inspectors of Election. . . . . . . . . . . . . . . 5

Article III. Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

             Section 1.    Powers of Directors . . . . . . . . . . . . . . . . 5
             Section 2.    Number of Directors . . . . . . . . . . . . . . . . 6
             Section 3.    Nominations for Election of Directors . . . . . . . 7
             Section 4.    Election and Term of Office.. . . . . . . . . . . . 7
             Section 5.    Removal of Directors. . . . . . . . . . . . . . . . 7
             Section 6.    Vacancies in the Board of Directors . . . . . . . . 8
             Section 7.    Location of Regular Board of Directors Meetings . . 8
             Section 8.    Location of Annual Board of Directors Meetings. . . 8
             Section 9.    Time of Regular Board of Directors Meetings . . . . 8
             Section 10.   Special Board of Directors Meetings . . . . . . . . 9
             Section 11.   Quorum of Directors . . . . . . . . . . . . . . . . 9
             Section 12.   Participation by Directors in Meetings by
                           Conference Telephone. . . . . . . . . . . . . . . . 9
             Section 13.   Validation of Defectively Called or
                           Noticed Meetings  . . . . . . . . . . . . . . . . . 9
             Section 14.   Waiver of Notice by Directors . . . . . . . . . . .10
             Section 15.   Adjournment of Board of Directors Meetings. . . . .10
             Section 16.   Action by the Board of Directors Without Meeting. .10
             Section 17.   Fees and Compensation of Directors. . . . . . . . .10
             Section 18.   Rights of Inspection by Directors . . . . . . . . .10
             Section 19.   Transactions Between Directors and Corporation;

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                           Banking Regulations . . . . . . . . . . . . . . . .11
             Section 20.   Qualifications of Directors . . . . . . . . . . . .12
             Section 21.   Director Emeritus . . . . . . . . . . . . . . . . .12

Article IV.  Committees of the Board . . . . . . . . . . . . . . . . . . . . .12

             Section 1.    Committees of the Board . . . . . . . . . . . . . .13
             Section 2.    Membership of Committees. . . . . . . . . . . . . .12
             Section 3.    Notice of Committee Meetings. . . . . . . . . . . .13
             Section 4.    Quorum. . . . . . . . . . . . . . . . . . . . . . .13
             Section 5.    Powers of Committees. . . . . . . . . . . . . . . .13
             Section 6.    Minutes of Meetings . . . . . . . . . . . . . . . .13

Article V.   Officers of the Corporation . . . . . . . . . . . . . . . . . . .14

             Section 1.    Officers. . . . . . . . . . . . . . . . . . . . . .14
             Section 2.    Election  . . . . . . . . . . . . . . . . . . . . .14
             Section 3.    Subordinate Officers. . . . . . . . . . . . . . . .14
             Section 4.    Removal and Resignation . . . . . . . . . . . . . .14
             Section 5.    Vacancies . . . . . . . . . . . . . . . . . . . . .14
             Section 6.    Chairman of the Board . . . . . . . . . . . . . . .14
             Section 7.    Vice Chairman . . . . . . . . . . . . . . . . . . .15
             Section 8.    President . . . . . . . . . . . . . . . . . . . . .15
             Section 9.    Executive Vice Presidents, Senior Vice-Presidents,
                           Vice Presidents and Assistant Vice Presidents . . .15
             Section 10.   Secretary . . . . . . . . . . . . . . . . . . . . .15
             Section 11.   Assistant Secretary . . . . . . . . . . . . . . . .15
             Section 12.   Chief Financial Officer . . . . . . . . . . . . . .16
             Section 13.   Controller and Assistant Financial Officer. . . . .16
             Section 14.   Salaries. . . . . . . . . . . . . . . . . . . . . .15
             Section 15.   Officers Holding More Than One Office . . . . . . .16
             Section 16.   Inability to Act. . . . . . . . . . . . . . . . . .16

Article VI.  Other Bylaw Provisions. . . . . . . . . . . . . . . . . . . . . .16

             Section 1.    Inspection of Corporate Records . . . . . . . . . .16
             Section 2.    Inspection of Bylaws. . . . . . . . . . . . . . . .17
             Section 3.    Endorsement of Documents; Contracts . . . . . . . .17
             Section 4.    Annual and Other Reports. . . . . . . . . . . . . .17
             Section 5.    Certificates of Stock . . . . . . . . . . . . . . .18
             Section 6.    Representation of Shares of Other Corporations. . .18
             Section 7.    Seal. . . . . . . . . . . . . . . . . . . . . . . .18
             Section 8.    Fiscal Year . . . . . . . . . . . . . . . . . . . .18
             Section 9.    Construction and Definitions. . . . . . . . . . . .18
             Section 10.   Bylaws Provisions Contrary to or Inconsistent

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                           with Provision of Law . . . . . . . . . . . . . . .19
             Section 11.   Record Date . . . . . . . . . . . . . . . . . . . .19

Article VII. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .19

             Section 1.    Definitions . . . . . . . . . . . . . . . . . . . .19
             Section 2.    When an Agent May be Indemnified. . . . . . . . . .20
             Section 3.    Determination of Whether an Agent Shall be
                           Indemnified . . . . . . . . . . . . . . . . . . . .21
             Section 4.    Advancement of Expenses . . . . . . . . . . . . . .21
             Section 5.    Other Indemnification . . . . . . . . . . . . . . .21
             Section 6.    Limitation of Indemnification . . . . . . . . . . .21
             Section 7.    Insurance . . . . . . . . . . . . . . . . . . . . .22

Article VIII. Amendments to Bylaws . . . . . . . . . . . . . . . . . . . . . .22

             Section 1.    Amendment by Shareholders . . . . . . . . . . . . .22
             Section 2.    Amendment by Directors. . . . . . . . . . . . . . .22
                           Certificate of Secretary. . . . . . . . . . . . . .23

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                  AMENDED AND RESTATED BYLAWS OF SIERRAWEST BANCORP

                                      ARTICLE I

                                       OFFICES

     SECTION 1. PRINCIPAL OFFICE. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the Corporation has one or more business offices in the State of California, the Board of Directors shall fix and designate a principal business office in the State of California.

     SECTION 2. OTHER OFFICES. Branch or other subordinate offices may, at any time, be established by the Board at such other place or places as it deems appropriate.

                                      ARTICLE II

                               MEETINGS OF SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of California as designated by the Board of Directors from time to time. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Corporation.

     SECTION 2. ANNUAL MEETING. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. The date so designated shall be within five (5) months after the end of the fiscal year of the Corporation or not later than fifteen (15) months after the last annual meeting of the shareholders. At this meeting, directors shall be elected, and any other proper business brought before the shareholders may be transacted.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the President, or collectively by the holders of at least ten percent (10%) of the Corporation's outstanding shares. If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or by registered or certified mail to the Chairman of the Board, the President, or the Secretary of the Corporation. The appropriate officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting or at any other time the appropriate officer deems fit, not less than ten (10) nor more than sixty (60) days after receipt of the request. The notice shall comply with the provisions of Article II,
Section 4 of these Bylaws. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may request a shareholder list and may give the notice. Nothing in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.


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     SECTION 4.     NOTICE OF MEETINGS.  Written notice (in accordance with
Section 5 of this Article II) of each annual or special meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of an annual or special meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and: (a) in the case of a special meeting, the specific nature of the business to be transacted, and no other business may be transacted at a special meeting except such business that has been duly noticed and is within the powers of the shareholders; or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action if in accordance with the rules regarding annual meetings. The notice of any meeting at which directors are to be elected shall include the names of all nominees intended at the time of the notice to be presented by the Board for election. Any information contained in a proxy statement sent with such notice or other soliciting material sent with the notice may be deemed to satisfy this notice requirement.

     If action is proposed to be taken at any annual or special meeting for approval of: (a) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California (the "Code"); (b) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Code; (c) a reorganization of the Corporation, pursuant to Section 1200, et. seq. of that Code; (d) a voluntary dissolution of the Corporation, pursuant to Section 1900 of that Code; or (e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state, in summary, the nature of that proposal.

SECTION 5. MANNER OF GIVING NOTICE. Notice of a shareholders' meeting shall be given either personally or by first-class mail, expedited mail, facsimile, telegraphic or other written communication, charges prepaid, addressed to the shareholder at the last known address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If the notice is later returned, it shall be deemed given when sent. If no address is given, notice may be given by posting notice of the meeting in the Corporation's newsletter, posting a notice at the principal offices, or, by publishing a notice at least once in a newspaper of general circulation in the county in which that office is located. Notice to a securities broker, financial advisor, attorney or accountant who purports to represent a shareholder shall be deemed to be notice to the shareholder. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. An affidavit of mailing or other means of giving any notice in accordance with the above provisions, executed by the Secretary, Assistant Secretary or other transfer agent shall be prima facie evidence of the giving of notice hereunder.

SECTION 6. QUORUM OF THE SHAREHOLDERS. A majority of the outstanding voting shares, represented in person or by proxy, shall constitute a quorum of the shareholders for the transaction of business. The shareholders present at the commencement of a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of all or part of the shareholders so as to leave less than a quorum present so long as any action taken is


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approved by at least a majority of the shares that would constitute a majority of a quorum, had the quorum continued to be present.

SECTION 7. ADJOURNED MEETING AND NOTICE THEREOF. Any annual or special shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 6 of this Article) no other business may be transacted at such meeting.

     When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice of continued status need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, when any shareholders' meeting is adjourned for more than forty-five (45) days from the date set for the original meeting, or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of a newly noticed meeting. At any adjourned meeting the Corporation may transact any business which may have been transacted at the original meeting.

SECTION 8. VOTING. The shareholders entitled to notice of any annual or special meeting or to vote at any such meeting shall only be persons in whose name shares exist on the stock records of the Corporation as of the record date determined in accordance with Article V, Section 10.

     Voting shall, in all cases, be subject to the provisions of Sections 702 through 704, inclusive, of the Code (relating to voting shares held by a fiduciary, in the name of a Corporation, or in joint ownership).

     A shareholders' vote may be oral or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder prior to the commencement of voting. On any matter other than election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal; however, if a shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum was initially present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter, except as to the election of directors wherein cumulative voting is allowed, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code, the Articles of Incorporation or by Federal or State banking laws.

     Subject to the following sentence and to the provisions of Section 708 of the Code, every shareholder entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder feels appropriate. No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates' names have been placed in nomination prior to the voting. In


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any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted shall be elected.

SECTION 9.     VALIDATION OF A DEFECTIVELY CALLED OR NOTICED MEETING.   The
transaction of any meeting of shareholders, however called and noticed, and wherever held, are as valid as a meeting duly held after regular call and notice provided that: (a) a quorum is present either in person or by proxy; and (b) either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a waiver of notice, or a consent to the holding of the meeting or approves of the minutes thereof. All such waivers, consents, or approvals may act to ratify an action earlier taken and shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Article II, Section 4, the waiver of notice or consent shall state a summary of the nature of the action taken.

     Attendance by a shareholder at a meeting shall also constitute a waiver of notice of that meeting unless the shareholder objects, prior to the commencement of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. However, attendance by a shareholder at a meeting is not waiver of any right to object to the consideration of matters not included in the notice of the meeting if the shareholder is entitled to notice of the general nature of a proposal pursuant to the second paragraph of Article II, Section 4.

SECTION 10.    ACTION BY WRITTEN CONSENT WITHOUT A MEETING.   Subject to
Section 603 of the Code, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, either in person or by proxy. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Provided, however, that: (a) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous consent shall be given, as provided by Section 603(b) of the Code; and (b) in the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that subject to applicable law, a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. Any written consent may be revoked by a writing received by the Secretary of the Corporation prior to the time that written consents equal to the number of shares required to authorize the proposed action have been filed with the Secretary. Such revocation is effective upon its receipt by the Secretary of the Corporation. Unless a record date for voting purposes is fixed as provided in Article VI, Section 10, the record date for determining shareholders entitled to give consent pursuant to this Section 10 shall be the day on which the first written consent was given.

SECTION 11. PROXIES. Every person entitled to vote shares or execute written consents has the right to do so either in person or by one or more persons authorized by a written proxy executed and dated


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

by such shareholder and filed with the Secretary of the Corporation prior to the commencement of any meeting of the shareholders at which time any such proxy is intended to be used or prior to the use of such written consent. A validly executed proxy which does not state that it is irrevocable continues in full force and effect unless: (1) revoked by the person executing it, and prior to any vote pursuant thereto, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by that shareholder, or by attendance at the meeting and voting in person by the person executing the proxy; or (2) written notice of the death or incapacity of the shareholder issuing the proxy is received by the Corporation before the vote pursuant thereto is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise expressly stated in the proxy. An irrevocable proxy that satisfies the requirements of 705(e) of the Code shall not be revoked except in accordance with its terms or if it becomes revocable under the provisions of 705 (e) or (f) of said Code.

SECTION 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board may appoint any persons (other than nominees for office as inspectors of election) to act at such meeting and any adjournment thereof. If no inspectors of election are so appointed, or if any persons so appointed fail to appear or fail or refuse to act, the Chairman of any such meeting may, and on the request of any shareholder or shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present shall determine whether one (1) or three (3) inspectors are to be appointed. The duties of such inspectors shall be as prescribed by Section 707(b) of the Code and shall include: (a) determining the number of shares outstanding and the voting power of each; (b) determining the number of shares represented at the meeting; (c) determining the existence of a quorum; (d) determining the authenticity, validity and effect of proxies; (e) receiving votes, ballots or consents; (f) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (g) counting and tabulating all votes or consents; (h) determining when the polls shall close; (i) determining the results of the election; and (j) doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority of inspectors is effective in all respects as the decision, act or certificate of all. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution on the proxies, regardless of postmark dates on the envelopes in which they are mailed. The inspectors shall invalidate all proxies which were not solicited in accordance with applicable provisions of law. The inspectors of the election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

                                     ARTICLE III

                                      DIRECTORS

     SECTION 1. POWERS OF DIRECTORS. Subject to the provisions of the Code, any Federal or State banking regulations and any limitations to the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors (the "Board"). The Board may delegate the management of the day-to-day operation of the business of the Corporation to the officers and employees of the Corporation provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without restricting any and all general powers allowed by statute or decisional law, it is hereby expressly declared that the Board shall have the following POWERS IN ADDITION to the other powers that may be enumerated elsewhere in these Bylaws or pursuant to applicable law:

     (a) To select and remove all officers, employees, agents, consultants, vendors and similar persons employed or engaging with the Corporation; prescribing any powers and duties for officers and employees as are consistent with Federal and State law and with the Articles and these Bylaws; fixing officer and employee compensation; and disciplining officers and employees;

     (b) To conduct, manage, and control the affairs and business of the Corporation and to make such rules and regulations therefore which are not inconsistent with applicable law, the Articles or these Bylaws, as the Board may deem best;

     (c) To adopt and use a corporate seal; to prescribe the forms of certificates of stock and other securities; and to alter the form of such seal and of such certificates or other securities from time to time as in their judgment the Board may deem best;

     (d) To authorize the issuance of shares of stock of any class or type of the Corporation from time to time, upon such terms and for such consideration as may be lawful;

     (e) To borrow money and incur indebtedness for the purposes of the Corporation; and to cause to be executed and delivered therefore in the corporate name, promissory and capital notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor and any agreements pertaining thereto;

     (f) To prescribe the manner in which and the person or persons by whom any or all of the checks, drafts, notes, contracts and other corporate instruments shall be executed;

     (g) To determine or change the location of the principal executive office of the Corporation and to determine or change the location of other branch or subordinate offices;

     (h)  To determine the location of shareholder's meetings pursuant to
Article II, Section 1; and

     (i) Generally, to do and perform each and every act or thing whatever that may pertain to or be authorized by the Board of a financial institution under the laws of this State.

     SECTION 2. NUMBER OF DIRECTORS. The authorized number of directors shall be not less than seven (7) nor more than thirteen (13) unless changed by an amendment to these Bylaws which change is adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.


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

     SECTION 3.     NOMINATIONS FOR ELECTION OF DIRECTORS.   Nominations for
election of members of the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of any meeting calling for the election of directors) are required to be made in writing and to be delivered or mailed to the President of the Corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of stockholders calling for the election of directors; or (ii) ten
(10) days after the date of mailing of notice of the meeting to stockholders. Such notification must contain the following information (to the extent reasonably known to the notifying stockholder): (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee;
(c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Corporation owned by the notifying stockholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying stockholder as well as the identities and locations of any such institutions;
(g) whether the proposed nominee has ever been convicted of or has pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust or has ever filed any petition in bankruptcy or has been adjudged bankrupt; and (h) a statement regarding the nominee's compliance with Article III, Section 19 of these Bylaws. The notification shall be signed by the nominating stockholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this
Section 3 and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee. A copy of Article III, Section 19 of these Bylaws will be provided to any shareholder upon receipt by the Corporation of a written request therefore.

     SECTION 4. ELECTION AND TERM OF OFFICE FOR DIRECTORS. The directors shall be elected at each annual meeting of shareholders but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders noticed for that purpose. Each director shall hold office until the next annual meeting or until his or her successor has been elected and qualified, whichever is longer.

     SECTION 5. REMOVAL OF DIRECTORS. The entire Board or any individual director may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of the directors. However, unless the entire Board is removed, no individual director may be removed if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast, (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected; and the provisions of this Section 5 apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

     SECTION 6. VACANCIES IN THE BOARD OF DIRECTORS. A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation, or removal of any director, if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony or a gross misdemeanor. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board as a whole, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

     Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next annual meeting. A vacancy in the Board existing as the result of a removal of a director pursuant to Section 5 of this Article, may not be filled by the directors, but shall be filled by the vote of the shareholders. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office but shall become effective as of the next annual meeting.

     SECTION 7. LOCATION OF REGULAR BOARD OF DIRECTORS MEETINGS. Regular meetings of the Board shall be held at a place which has been designated in the notice of meeting. If there is no notice, the meeting shall be held at the principal office of the Corporation, or at a place designated by resolution of the Board or by the written consent of the Board. Any regular or special meeting is valid wherever held if held upon written consent of all members of the Board given either before or after the meeting and filed with the Secretary of the Corporation or the meeting is otherwise deemed valid pursuant to these Bylaws.

     SECTION 8. LOCATION OF ANNUAL BOARD OF DIRECTORS MEETINGS. Immediately following each annual meeting of shareholders and at the same place, the Board shall hold an annual Board meeting for the purpose of election or reelection of officers, and the transaction of other business. Notice of this meeting shall not be required.

     SECTION 9.     TIME OF REGULAR BOARD OF DIRECTORS MEETINGS.    Regular
meetings of the Board shall be held at such date and time as the Board may from time to time notice; provided, however, should said day fall upon a legal holiday observed by the Corporation at its principal office, then said meeting shall be held at the same time and place on the next succeeding full business day. Call and notice of all regular monthly or otherwise published meetings of the Board are hereby dispensed with.

     SECTION 10.    SPECIAL BOARD OF DIRECTORS MEETINGS.   Special meetings
of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, the Secretary or by any two directors.

     Special meetings of the Board shall be held upon not less than four days written notice (if sent by U.S. Mail), two (2) days (if delivered by expedited next day delivery), or forty-eight (48) hours notice (if delivered personally, by telephone or by telegraph). Any such notice shall be addressed or delivered to each director at such director's address as shown upon the latest records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. Such notice of special meeting shall, in summary form, specify the purpose of the meeting. If no place is stated, the meeting will be held at the principal office of the Corporation. Notice of any special meeting of the Board need not be given to any director who attends the meeting without protesting (either prior thereto or at its commencement) to the lack of notice to such director.

     Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient, at the time it is delivered to a common carrier for transmission or when it is actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

     SECTION 11. QUORUM OF DIRECTORS. A majority of the elected directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by the Articles. The existence of a quorum shall be subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 (as to appointment of committees), and Section 317(e) (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of one or more directors, if any action taken is approved by at least a majority of the directors required for a quorum at such meeting.

     SECTION 12. PARTICIPATION BY DIRECTORS IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of a conference telephone, computer network or video conference or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section shall be deemed the equivalent of "presence" in person at such meeting.

     SECTION 13. VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, (i) signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof, or (ii) waives notice and withdraws his objection. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called, noticed, or convened; provided, however, if after stating his objection, the objecting director continues to attend and by his attendance participates in any matters other than those to which he objected, he shall be deemed to have waived notice of such meeting and withdrawn his objections.

     SECTION 14. WAIVER OF NOTICE BY DIRECTORS. The transaction of any meeting of the Board, however called and noticed or wherever held, shall be considered valid as though the meeting was duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 15. ADJOURNMENT OF BOARD OF DIRECTORS MEETINGS. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 10 of this Article III, to the directors who were not present at the time of the adjournment.

     SECTION 16. ACTION BY THE BOARD OF DIRECTORS WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same effect as a unanimous vote of the Board. Such consent or consents shall be filed with the minutes of the proceedings of the Board.

     SECTION 17. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board. This Section 17 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, employee, agent or otherwise, and receiving compensation for those services.

     SECTION 18. RIGHTS OF INSPECTION BY DIRECTORS. Every director of the Corporation shall have the absolute right, at any reasonable time, to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the Corporation and its subsidiary Corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney.

     SECTION 19. TRANSACTIONS BETWEEN DIRECTORS AND CORPORATION; BANKING REGULATIONS.

     (a) No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any Corporation, firm or association in which one or more of its directors has a material financial interest, is either void or voidable because such director or directors are present at the meeting of the Board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if:

          (1) The material facts as to the transaction and as to such director's direct or indirect interest are fully disclosed or known to the shareholders and such contract or transaction is approved by a majority of the shareholders entitled to vote in good faith, with the shares owned by the interested director or directors not being entitled to vote thereon;

          (2) The material facts as to the transaction and as to such director's interest are fully disclosed or known to the Board or committee of the Board, and the Board or committee of the Board authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors and the contract is just and reasonable to the Corporation at the time it is authorized, approved or ratified; or

          (3) As to contracts or transactions not approved as provided in paragraph (1) or (2) of this subsection, the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the Corporation at the time it was authorized, approved or ratified.

     A common directorship alone does not constitute a material financial interest within the meaning of this subsection. A director is not interested, within the meaning of this subsection, in a resolution fixing the compensation of another director as a director, officer or employee of the Corporation, notwithstanding the fact that the first director is also receiving compensation from the Corporation. The fact that the director or directors having a material financial interest in the transaction nominated, appointed or voted for one or more directors entitled to vote on the contract or transaction shall also not make those directors entitled to vote interested within the meaning of this subsection.

     (b) No contract or other transaction between this Corporation and any other Corporation or association of which one or more of its directors are directors is either void or voidable because such director or directors are present at the meeting of the Board, or a committee thereof, which authorizes, approves or ratifies the contract or transaction, if:

          (1) The material facts as to the transaction and as to such director's or the directorship are fully disclosed or known to the Board or committee and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the common director or directors or the contract or transaction is approved by the shareholders in good faith; or

          (2) As to contracts or transactions not approved as provided in paragraph (1) of this subsection, the contract is deemed just and reasonable to the Corporation at the time it was approved, authorized or ratified.

     This subsection shall not apply to contracts or transactions covered by subsection (a).

     (c) Interested or common directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which authorizes, approves or ratifies a contract or transaction.

     SECTION 20. QUALIFICATIONS OF DIRECTORS. No person shall serve as a member of the Board of Directors:

     (a) who is a director, officer, employee, agent, nominee, material consulting accountant, analyst, attorney or policy decision maker for any other financial institution, lender or bank holding company, or affiliate or subsidiary thereof, engaged in business in California or Nevada;

     (b) who has or is the assignee or nominee of anyone who has any contract, arrangement or understanding with any other financial institution, lender or bank holding company, or affiliate or subsidiary thereof, engaged in business in California or Nevada, or with any officer, director, employee, agent, nominee, material consulting accountant, analyst, attorney or policy decision maker thereof, pursuant to which that person could be called upon to reveal or in any way utilize information obtained as a director or will, directly or indirectly, attempt to effect or encourage any action of this Corporation;

     (c) who has or will have attained the age of seventy (70) years or older at the time of any notice of nomination pursuant to Article III,
Section 3 of these Bylaws or their election as a director of this Corporation, whichever is sooner; or

     (d) who does not own at least $10,000 in fair market value of the Corporation's common stock within one (1) year from their election to the Board of Directors.

Subsection (d) shall not apply to an individual hired by the Corporation's Board of Directors to be President and Chief Executive Officer of this Corporation until such time as that individual has been employed by the Corporation for a period of two (2) years. The Board of Directors of this Corporation or a committee thereof, shall make the final determination as to whether any person who seeks to become a director qualifies under this section of the Bylaws.

     SECTION 21. DIRECTOR EMERITUS. A director who has retired from the Board under any approved director emeritus program shall be designated a director emeritus. Director emeritus members may attend such Board functions as may be enumerated in their respective emeritus program(s) or designated by the Board from time-to-time.

                                      ARTICLE IV

                               COMMITTEES OF THE BOARD

     SECTION 1.     COMMITTEES OF THE BOARD.    The Chairman of the Board of
Directors may, from time to time, appoint such committees of the Board as may be required by Federal and/or state banking laws or may be deemed necessary to fulfill the needs of the Corporation. The Chairman of the Board shall appoint one (1) or more committee member(s) to serve as chairman or co-chair of such committee and who shall be charged with calling, giving notice and presiding over committee meetings and reporting thereon to the Board.

     SECTION 2.     MEMBERSHIP OF COMMITTEES.    The membership of each
committee created shall be composed of such directors, officers or employees of the Corporation or any director, officer or employee of any parent subsidiary corporation, as appointed by the Chairman of the Board of Directors. Each committee shall consist of at least two (2) members. Pursuant to Section 311 of the Code, at least two (2) directors shall serve on each committee. All appointed members shall be entitled to one (1) vote. In addition to those members appointed by the Board, the Chairman of the Board shall be deemed to be a voting at large member of all committees created by the Board unless the Chairman is precluded from being a committee member by the Code or banking laws. The Chairman shall be considered an AD HOC member of all Committees.

     SECTION 3.     NOTICE OF COMMITTEE MEETINGS.    The appointed chairman
of a committee shall give written or oral notice of meetings to each committee member at least five (5) days prior to the meeting in the case of a written notice or not less than twenty-four (24) hours prior to the meeting if notice is delivered personally, by telephone or by telegraph. At any meeting, the chairman may affix a regular time, date and location for such committee meetings and thereby eliminate further notice requirements for such regularly scheduled meetings. For purposes of this section, notice shall be deemed given when mailed to a committee member's listed home or business address.

     SECTION 4.     QUORUM.    A majority of duly appointed committee members
shall constitute a quorum for purposes of the committee recommending actions to the Board of Directors. Although the Chairman of the Board is deemed to be a member at large of each authorized committee pursuant to Section 2 of this Article, the absence of the Chairman at the meeting of any committee shall not affect the existence or nonexistence of a committee quorum as required by this section and the committee shall compute a quorum as if the Chairman is not required to be a member.

     SECTION 5. POWERS OF COMMITTEES. Unless specifically delegated responsibility by the Board of Directors upon creation of such a committee or during its pendency, a committee shall have only advisory powers to recommend proposals to be subsequently approved by the Board pursuant to Article III,
Section 11.

     SECTION 6.     MINUTES OF MEETINGS.    Each committee appointed by the
Board of Directors shall keep minutes of each meeting and its proceedings thereat which shall be made available to the Board for review and approval.

                                      ARTICLE  V

                             OFFICERS OF THE CORPORATION

     SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and a Chief Financial Officer. One of these officers will also be designated by the Board to be the General Manager and Chief Executive Officer of the Corporation. The Corporation may also have a Vice Chairman of the Board, one or more Executive and Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and such other officers as may be elected or appointed in accordance with provisions of
Section 3 of this Article. One person may hold two or more offices, except no officer shall hold a combination of President and Chief Financial Officer or President and Secretary.

     SECTION 2. ELECTION. The officers of the Corporation, except such officers as may be elected or appointed in accordance with the provisions of
Section 3 or Section 5 of this Article, shall be chosen by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected, subject to the rights, if any, of an officer under any contract of employment. The Corporation herein incorporates all powers granted to financial institutions pursuant to local, state and national banking laws regarding hiring and termination of officers.

     SECTION 3.     SUBORDINATE OFFICERS.   The Board may elect, and may
empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

     SECTION 4.     REMOVAL AND RESIGNATION.   Subject to the rights, if any,
of an officer under any contract of employment or applicable law, any officer may be removed, either with or without cause, by the Board at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5.     VACANCIES.    A vacancy in any office because of death,
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

     SECTION 6.     CHAIRMAN OF THE BOARD.   The Chairman of the Board shall
exercise and perform such powers and duties as may be assigned from time to
time by the Board.   Unless otherwise changed by the Board, his duties shall
include presiding at regular and special meetings of the Board, the appointment of Board committees, and the preparation of the Board meeting agendas in conjunction with the Chief Executive Officer.

     SECTION 7. VICE CHAIRMAN. The Vice Chairman of the Board, if there shall be such an officer, shall in the absence of the Chairman of the Board of Directors, preside at all meetings of the Board and of the shareholders, and exercise and perform such other powers and duties as may be assigned from time to time by the Board.

     SECTION 8.     PRESIDENT.    Subject to such powers, if any, as may be
given by the Board to the Chairman of the Board, the President, if there is such an officer, is the General Manager and Chief Executive Officer of the Corporation and has, subject to the control of the Board, general supervision, direction, and control of the business and officers of the Corporation. In the absence of both the Chairman of the Board and the Vice Chairman, or if there be none, the President shall preside at all meetings of the shareholders and at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of President and General Manager of a Corporation and such other powers and duties as may be prescribed by the Board.

     SECTION 9.     EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS, VICE
PRESIDENTS AND ASSISTANT VICE PRESIDENTS.    In the absence or disability of
the President, and unless an alternate plan of succession has been approved, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Bylaws, the President or the Chairman of the Board.

     SECTION 10.    SECRETARY.    The Secretary shall keep or cause to be
kept, at the principal office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive office or business office in accordance with Section 213 of the Code. The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders, of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     SECTION 11.    ASSISTANT SECRETARY.   The Assistant Secretary or the
Assistant Secretaries, if there shall be such an officer, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer's refusal to act, perform the duties and exercise the powers and discharge such duties of the Secretary as provided in these Bylaws or as may be assigned from time to time by the President or by the Board of Directors.

     SECTION 12. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the shareholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director of the Corporation. The Chief Financial Officer shall also:
(a) deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board; (b) disburse the funds of the Corporation as may be ordered by the Board; (c) render to the President and directors, whenever they request it, an account of all transactions engaged in as Treasurer and of the financial condition of the Corporation; and (d) shall have such other powers and perform such other duties as may be prescribed by the Board.

     SECTION 13. CONTROLLER AND ASSISTANT FINANCIAL OFFICERS. The Controller and Assistant Financial Officers, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such additional powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

     SECTION 14. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

     SECTION 15. OFFICERS HOLDING MORE THAN ONE OFFICE. Any two (2) or more officers, except those of President and Chief Financial Officer, or President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

     SECTION 16. INABILITY TO ACT. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

                                     ARTICLE  VI

                                OTHER BYLAW PROVISIONS

     SECTION 1. INSPECTION OF CORPORATE RECORDS. Subject to Section 1600 of the Code, the accounting books and records, the record of shareholders and minutes of proceedings of the shareholders, the Board of Directors, and committees of the Board of this Corporation and any of its subsidiaries, shall be open to inspection upon five (5) business days notice and a written demand on the Corporation of any shareholder or holder of a voter's trust certificate. The written demand must state a purpose reasonably related to such holder's interest as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney. The right of inspection includes the right to copy or make abstracts.

     SECTION 2. INSPECTION OF BYLAWS. The Corporation shall keep in its principal office the original or a copy of these Bylaws as amended to date which shall be open to inspection by shareholders at all reasonable times during office hours.

     SECTION 3. ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, the authorization of the Board of Directors and the provisions of these Bylaws, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between this Corporation and any other person or entity, when signed by the President or any Vice President, and the Treasurer or any Assistant Treasurer of this Corporation, or when stamped with a facsimile signature of such appropriate officers in the case of share certificates, shall be valid and binding upon this Corporation in the absence of actual knowledge on the part of the other person or entity that the signing officers had not the authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

     SECTION 4. ANNUAL AND OTHER REPORTS. The board of directors of the corporation shall cause an annual report to be sent to the shareholders within a reasonable period (or as otherwise required by law) after the close of the fiscal or calendar year. The requirement for such annual report is dispensed with so long as this corporation has less than 100 shareholders of record. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation.

     A shareholder or shareholders holding at least five percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year which ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the annual report for the last fiscal year. The corporation shall deliver the statement to the person making the request within 30 days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.

     The corporation shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of the period. The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

     SECTION 5. CERTIFICATES OF STOCK. Every holder of shares of the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the President or Vice President and by the Chief Financial Officer or Assistant Financial Officers or by the Secretary or Assistant Secretary, or a facsimile signature of such persons stamped thereon, certifying the number of shares and the class or series of shares owned by the shareholder. If any officer, transfer agent, or registrar who has signed a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

     Except as provided in this Section, no new certificates for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. The Board may, however, in case any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, and the Corporation may require that the Corporation be given a lost instruments bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

     Prior to the due presentment for registration of transfer in the stock transfer book of the Corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of California.

     SECTION 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of the Corporation. The authority herein granted may be exercised by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

     SECTION 7. SEAL. The corporate seal of the Corporation shall be as approved from time to time by the Board of Directors in accordance with
Article III, Section 1(c) of these Bylaws.

     SECTION 8. FISCAL YEAR. The fiscal year of this Corporation shall begin on the first day of January and end on the 31st day of December of each year.

     SECTION 9. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the General Corporations Law of California shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a Corporation and a natural person.

     SECTION 10. BYLAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which is contrary to or inconsistent with any applicable provision of the Accountancy Corporation Board of the State of California or other applicable law of the State of California or of the United States shall not apply so long as said provisions of law shall remain in effect. However, such result shall not affect the validity of applicability of any other portions of these Bylaws. It is hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

     SECTION 11. RECORD DATE. The Board may fix, in advance, a record date for the determination of the shareholders entitled: (a) to notice of any meeting; (b) to vote; (c) to receive payment of any dividend or other distribution; (d) to any allotment of rights; or (e) to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than set forth in this Section or Article II, Section 10 shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

                                    ARTICLE VII

                                   INDEMNIFICATION

     SECTION 1.     DEFINITIONS.   For the purposes of this Article VII, the
following definitions shall apply:

     (a) "Agent" means any person who is or was a director, officer, employee or other agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, or agent of another or domestic Corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic Corporation which was a predecessor Corporation of this Corporation or of another enterprise Corporation of this Corporation or of another enterprise at the request of such predecessor Corporation, but does not include any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such (even though otherwise an "agent");

     (b) "Proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and

     (c) "Expenses" includes, without limitation, attorney's fees and any expenses of establishing a right to indemnification under Section 2, subdivision (c) or Section 3, subdivision (c) of this Article VII.

     SECTION 2.     WHEN AN AGENT MAY BE INDEMNIFIED.

     (a) This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation) by reason of the fact that such person is or was an agent of this Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of this Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     (b) This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of this Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this subdivision (b):

          (1) In respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to this Corporation, in the performance of such person's duty to this Corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of this case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

          (2)  Of amounts paid in settling or otherwise disposing of a
     threatened or pending    action, with or without court approval; or

          (3) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

     (c) To the extent that an agent of this Corporation has been successful on the merits in defense of any proceedings referred to in subdivision (b) or
(c) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     SECTION 3. DETERMINATION OF WHETHER AN AGENT SHALL BE INDEMNIFIED. Except as provided in Section 2, subdivision (c), any indemnification under this section shall be made by this Corporation only if authorized in the specific case, upon a determination that indemnification of that agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2, subdivisions (a) or (b), by:

     (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

     (b) Approval or ratification by an affirmative vote of a majority of the shares of this Corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. For such purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

     (c) The court in which such proceeding is or was pending, upon application made by this Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by this Corporation.

     SECTION 4. ADVANCEMENT OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by this Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this section.

     SECTION 5. OTHER INDEMNIFICATION. Nothing contained in this section shall affect any right to indemnification to which persons (other than directors and officers of this Corporation or any subsidiary hereof) may be entitled by contract or otherwise.

     SECTION 6. LIMITATION OF INDEMNIFICATION. No indemnification or advance shall be made under this section, except as provided in Section 2, subdivision (c) or Section 3, subdivision (c) of this Article, in any circumstance where it appears:

     (a) That it would be inconsistent with a provision of the Articles, the Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

     (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     SECTION 7. INSURANCE. Upon and in the event of a determination by the Board of Directors of this Corporation to purchase such insurance, this Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not this Corporation would have the power to indemnify the agent against such liability under the provisions of this section.

                                    ARTICLE  VIII

                                 AMENDMENTS TO BYLAWS

     SECTION 1. AMENDMENT BY SHAREHOLDERS. Amendments to these Bylaws may be adopted or these Bylaws may be restated by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of the Corporation set forth the number of authorized directors of the Corporation, the authorized number of directors may be changed only by an amendment of the Articles.

     SECTION 2.     AMENDMENT BY DIRECTORS.   Subject to the rights of the
shareholders as provided in Section l of this Article VIII, changes to these Bylaws, other than a Bylaw or an amendment of a Bylaw changing the authorized number of directors, may be adopted, amended, or repealed by the Board of Directors.

                               CERTIFICATE OF SECRETARY



I, the undersigned, do hereby certify:


1. That I am the duly elected and acting secretary of SierraWest Bancorp, a California Corporation; and

2.  That the foregoing Amended and Restated Bylaws, comprising twenty-three
(23) pages, constitute the Bylaws of said Corporation as duly adopted by action of the Board of Directors of the Corporation duly taken on the 27th day of January, 1999.



/s/ A. MORGAN JONES
---------------------------------------
A. Morgan Jones, Secretary